UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.
AMERICAN TOWER CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO THE PROXY STATEMENT DATED APRIL 8, 2026
FOR THE ANNUAL MEETING OF STOCKHOLDERS
OF AMERICAN TOWER CORPORATION
TO BE HELD ON MAY 20, 2026

On April 8, 2026, American Tower Corporation (the “Company”) filed its Definitive Proxy Statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”). The Proxy Statement was filed in connection with the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 20, 2026. This supplement to the Proxy Statement, dated April 28, 2026, is being filed with the SEC and made available to the Company’s stockholders to clarify the Company’s disclosure regarding Board of Directors (the “Board”) and committee meeting attendance contained on page 25 of the Proxy Statement.

The Company wishes to clarify that in fiscal year 2025, each Director who joined the Board prior to fiscal year 2025, including Ms. Clarke, attended at least 75% of the aggregate number of meetings of the Company's Board and committees thereof on which such Director served, which were held during each Director’s period of service.

Accordingly, the Proxy Statement disclosure in the second paragraph under the heading “Board Meetings” on page 25 is amended and replaced in its entirety with the following disclosure:

“During the 2025 fiscal year, our Board held four regular meetings and five special meetings. Each Director attended at least 75% of the aggregate number of meetings of our Board. Each Director also attended at least 75% of the meetings of the committees on which he or she served, with the following exceptions for Directors joining their respective committees part way through the fiscal year, due to prior commitments: (i) Ms. Clarke attended 100% of the Audit Committee meetings and 67% of the Nominating Committee meetings held during the periods in which she served on such committees, having joined the Nominating Committee in May 2025, resulting in attendance of over 75% of the aggregate number of Board and committee meetings held during her period of service on each committee; and (ii) Mr. Reilly attended 50% of the Compensation Committee meetings held during the period in which he served on such committee, having joined the Board and the Compensation Committee in August 2025. All of our Director nominees serving on the Board as of the date of our 2025 Annual Meeting attended such meeting. We encourage, but do not require, our Directors to attend each annual meeting of stockholders.”

The Board continues to recommend that you vote “FOR” all of the nominees for Director named in the Proxy Statement.

Except as described above, this supplement does not amend or otherwise modify the Proxy Statement, the proposals to be acted on at the Annual Meeting or the recommendations of the Board in relation thereto. If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to page 95 of the Proxy Statement for instructions on how to do so.